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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Suite 150
Englewood, Colorado 80112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2009

To the Shareholders of
Allied Motion Technologies Inc.:

        You are hereby notified that the 2009 Annual Meeting of Shareholders of Allied Motion Technologies Inc. (the "Company") will be held on Tuesday, May 12, 2009 at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, CO 80112. At this meeting, the shareholders will be asked to act on the following matters:

  1.
  To elect seven directors of the Company;

  2.
  To consider and ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC ("EKS&H") as the Company's independent registered public accounting firm for the 2009 fiscal year; and

  3.
  To transact such other business as may properly come before the 2009 Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 17, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting and any adjournment thereof.

        The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the 2009 Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

        You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

By Order of the Board of Directors

Susan M. Chiarmonte Secretary

DATED: March 20, 2009

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 12, 2009: This Proxy Statement and the Company's Annual Report are available on the Internet at https://materials.proxyvote.com/019330.

THIS IS AN IMPORTANT MEETING. SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE 2009 ANNUAL MEETING

Why did I receive this proxy?

        The Board of Directors of Allied Motion Technologies Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held Tuesday, May 12, 2009, at 2:00 p.m. (Mountain Time) at the Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, CO 80112. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

        All shareholders of record as of the close of business on Tuesday, March 17, 2009 (the "Record Date") are entitled to vote at the Annual Meeting.

What is the quorum for the Annual Meeting?

        A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding. No business may be conducted at the Annual Meeting if a quorum is not present. Broker non-votes (shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority) and abstentions will be counted as shares present in determining whether a quorum is present. As of the Record Date, 7,578,694 shares of Common Stock were issued and outstanding.

How many votes do I have?

        Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.

How do I vote?

  •
  By Mail: Vote, sign, date your card and mail it in the postage-paid envelope

  •
  In Person: At the Annual Meeting

How do I vote my shares that are held by my broker?

        If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.

What am I voting on?

        You will be voting on the following proposals:

  •
  Proposal One: The election of seven Directors of the Company

  •
  Proposal Two: The ratification of EKS&H as the Company's independent registered public accounting firm for the 2009 fiscal year

 Will there be any other items of business on the agenda?

        We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Delwin D. Hock and Richard D. Smith with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

        The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.

        Pursuant to our Articles of Incorporation and Bylaws, directors will be elected by the affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

        Ratification of the appointment of EKS&H as the Company's independent registered public accounting firm for the 2009 fiscal year requires the affirmative vote of a majority of the votes cast on the proposal.

How are votes counted?

        Since the election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, an abstention and withholding authority from that vote is the equivalent of a vote against the election of the nominated director.

        For purposes of Proposal Two, abstentions and broker non-votes will not be counted as affirmative or negative in determining the number of shares voted.

What happens if I return my proxy card without voting on all proposals?

        When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, the proxy will be voted in favor of (FOR) Proposals One and Two.

Can I change my vote after I return my proxy card?

        You can revoke your proxy and change your vote at any time prior to the voting thereof at the Annual Meeting. You can do this by:

  •
  filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or

  •
  attending the Annual Meeting, withdrawing the proxy and voting in person.

        If your shares are held by a nominee and you seek to vote shares in person at the Annual Meeting, you must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Your attendance at the Annual Meeting will not in itself revoke your proxy.

Will anyone contact me regarding this vote?

        Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, we have retained the services of D.F.

King & Co., Inc. to aid in the solicitation of proxies in person, by mail or telephone. The costs are not expected to exceed $6,500 plus expenses. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.

Who has paid for this proxy solicitation?

        We have paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

May shareholders ask questions at the Annual Meeting?

        Yes. There will be time allotted at the end of the meeting when Company representatives will answer questions from the floor.

How can I obtain a copy of this year's Annual Report on Form 10-K?

        A copy of the Company's 2008 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2008, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") may be obtained free of charge by writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary or by accessing the "SEC Filings" section of the Company's website at www.alliedmotion.com. In addition, the Proxy Statement and Annual Report are available on the internet at https://materials.proxyvote.com/019330.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

When was this proxy statement mailed?

        This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about March 24, 2009.

Can I find additional information on the Company's website?

        Yes. Our website is located at www.alliedmotion.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of ethics, corporate governance principles, charters of board committees and reports that we file with the SEC. A copy of our code of ethics, corporate governance principles and each of the charters of our board committees may be obtained free of charge by writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Articles of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.

        Our Board of Directors currently consists of Delwin D. Hock, Graydon D. Hubbard, George J. Pilmanis, Michel M. Robert, S.R. (Rollie) Heath, Jr., Richard D. Smith and Richard S. Warzala. Based on the recommendation of our Governance and Nominating Committee, all incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the seven nominees named below. All nominees have agreed to serve if elected.

        If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

Nominees for Election as Directors

        The following provides certain information regarding the nominees for election to our Board of Directors. Each individual's name, position with the Company and principal occupation and business experience for the past five years is provided and, unless otherwise stated, each nominee has held the position indicated for at least the past five years.

        Delwin D. Hock, age 74—Mr. Hock has served as a director of the Company since February 1997 and as Chairman of the Board of Directors since May 2005. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors of that company in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company.

        Graydon D. Hubbard, age 75—Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's former independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Since September 2003, he has served as a director of Whiting Petroleum Corporation, chairman of its audit committee and is a member of its compensation committee. Whiting is an independent oil and gas company engaged in acquisition, exploitation, exploration and development.

        George J. Pilmanis, age 71—Mr. Pilmanis has served as a director of the Company since 1993. For more than five years prior to his retirement in April 2003 he was chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. In 2001 and 2002 he also served as Executive Director of the Foreign Investors Council in Latvia.

        Michel M. Robert, age 67—Mr. Robert has served as a director of the Company since July 2004. He founded Decision Processes International, Inc. (DPI) in 1980 to provide consulting services in the field of strategy development and deployment. He is currently Chief Executive Officer and President of DPI.

Mr. Robert has been published in a wide array of business magazines and journals and has authored several books.

        S.R. (Rollie) Heath, Jr., age 71—Mr. Heath has served as a director of the Company since August 2007. He is a recognized civic and business leader in Colorado, currently serving as State Senator from District 18. He is also founding partner of NorthStone Group, a company that advises and educates boards of directors and executive teams on leadership development and decision making. Mr. Heath spent 17 years in senior management with Johns Manville Corporation and later became the chairman, CEO and a co-founder of Ponderosa Industries, a precision metal parts manufacturing company.

        Richard D. Smith, age 61—Mr. Smith has served as a director of the Company since August 1996. He has served as Chief Executive Officer since August 13, 1998. He served as President from August 13, 1998 until May 1, 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983. Pursuant to Mr. Smith's employment agreement, as long as he is the Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

        Richard S. Warzala, age 55—Mr. Warzala has served as director of the Company since August 2006. He was appointed President and Chief Operating Officer of the Company in May 2002 and has been employed by the Company since October 2001. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries Inc., and continued as President until 1999, when it was acquired by Danaher Corporation where he served as President of the Motion Components Group until 2001. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

        Upon re-election of Messrs. Hock, Smith and Warzala, the Board of Directors and Executive leadership of the Company will change. Mr. Smith will transition to Executive Chairman of the Board and relinquish his position of Chief Executive Officer. Mr. Warzala will assume the role of Chief Executive Officer and Mr. Hock will become the Lead Director of the Independent Directors of the Company.

Independent Directors

        Under the corporate governance standards of the Nasdaq Global Market, at least a majority of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must meet the test of "independence" as defined by Nasdaq. The Nasdaq standards provide that to qualify as an "independent" director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company. The Board of Directors has determined that each current director, other than Mr. Smith, the Company's Chief Executive Officer and Chief Financial Officer and Mr. Warzala, the Company's President and Chief Operating Officer, satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person's ability to exercise independent judgment as a member of our Board.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors has a standing Audit Committee, Compensation Committee and Governance and Nominating Committees. Each member of each of these committees is "independent" as that term is defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.alliedmotion.com.

 Audit Committee

        The Audit Committee of our Board of Directors consists of Messrs. Hubbard (Chairman), Hock and Pilmanis. The Audit Committee oversees the Company's financial reporting on behalf of the Board and is responsible for the appointment, replacement, compensation and oversight of the work of the Company's independent auditors. The Audit Committee also reviews the Company's annual and quarterly reports filed with the SEC. The Audit Committee held four meetings during 2008. Each member of the Audit Committee meets the current independence and experience requirements of Nasdaq and the SEC. Mr. Hubbard has been designated as the Company's "Audit Committee financial expert" in accordance with the SEC rules and regulations and qualifies as a financially sophisticated audit committee member under the Nasdaq listing standards. See "Report of the Audit Committee" below.

Compensation Committee

        The Compensation Committee of our Board of Directors currently consists of Messrs. Pilmanis (Chairman), Hock and Hubbard. The Compensation Committee has the principal responsibility to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officers. The Compensation Committee also reviews, approves and recommends to the Board for their approval all awards granted under the Company's stock incentive plan and performs other functions regarding compensation as the Board may delegate. The Compensation Committee met three times during 2008.

Governance and Nominating Committee

        The Governance and Nominating Committee of our Board of Directors currently consists of Messrs. Hock (Chairman), Heath and Hubbard. The Governance and Nominating Committee met four times during 2008. The Governance and Nominating Committee (i) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the "independence" of directors, and (ii) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board and each Committee of the Board.

        The Board of Directors will consider nominees recommended by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company's Secretary at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, within the time periods set forth under "Shareholder Proposals for the 2010 Annual Meeting."

        The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Governance and Nominating Committee decides not to nominate a member for re-election, the Governance and Nominating Committee first considers the appropriateness of the size of the board. If the Governance and Nominating Committee determines the board seat should be retained and a vacancy exists, the Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Skills and characteristics that are considered include judgment, accountability, integrity, experience, technical skills, diversity, financial literacy, mature confidence, high performance standards, time, other board appointments, industry knowledge, and degree of independence from management.

        In identifying suitable candidates for nomination as a director, the Governance and Nominating Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Governance and

Nominating Committee takes into consideration such factors as it deems appropriate, including those included in the Corporate Governance Principles, which are available at www.alliedmotion.com.

Board Attendance at Meetings

        The Board of Directors held four meetings during 2008. Each director attended 100% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served. Our Corporate Governance Principles provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2008, the Annual Meeting of Shareholders was attended by all of the directors.

Shareholder Communication With the Board

        We provide an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 23 Inverness Way East, Suite 150, Englewood, Colorado 80112. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chairman of the Board.

Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

        Management is responsible for the Company's financial statements and reporting process. The Company's independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC (EKS&H) is responsible for performing an independent audit of the Company's annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)("PCAOB") and for issuing a report on those statements.

        As members of the Audit Committee, our work is guided by our Audit Committee Charter which is reviewed annually by the Board of Directors. We have completed all Charter tasks scheduled to be performed in 2008 prior to year-end and all Charter tasks scheduled to be performed in 2009 prior to the filing of this proxy statement. Our work included, among other procedures:

        (1)   We pre-approved audit and permitted non-audit services of the Company's independent auditors.

        (2)   We met with management and the independent auditors on a quarterly basis to discuss financial statements and related reports and to review significant accounting and reporting matters.

        (3)   We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards 61, "Communications with Audit Committees," as amended. We received the written disclosures from the independent auditors required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence."

        (4)   Prior to their publication, we reviewed and discussed with management and the independent auditors the Company's December 31, 2008, audited financial statements, the related audit report, and the applicable management's discussion and analysis.

        Based on the work referred to above, we recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Submitted by:
THE AUDIT COMMITTEE
Graydon D. Hubbard, Chairman Delwin D. Hock George J. Pilmanis

EXECUTIVE COMPENSATION

Executive Officers

        The following provides certain information regarding our executive officers. Each individual's name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer. There are no family relationships between any of our directors or executive officers.

        Richard D. Smith, age 61—Mr. Smith has served as a director of the Company since August 1996. He has served as Chief Executive Officer since August 13, 1998. He served as President from August 13, 1998 until May 1, 2002. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Chief Financial Officer since June 1983.

        Richard S. Warzala, age 55—Mr. Warzala has served as director of the Company since August 2006. He was appointed President and Chief Operating Officer of the Company in May 2002 and has been employed by the Company since October 2001. In 1993, he was named President of API Motion, a subsidiary of American Precision Industries Inc., and continued as President until 1999, when it was acquired by Danaher Corporation where he served as President of the Motion Components Group until 2001. From 1976 to 1993, he held various management positions at American Precision Industries, Inc.

        Kenneth R. Wyman, age 66—Mr. Wyman was named Vice President of Marketing of the Company in February 2003. He was designated as an executive officer in February 2005. From 2000 to 2002, he was Vice President of Marketing for the Motion Components Group of Danaher Corporation. In 1995, Mr. Wyman joined API Motion as Director of Marketing, and later was named Vice President of Marketing.

 Compensation of Executive Officers

        The following table presents information relating to total compensation of the Executive Officers of the Company (the "Named Officers") for the fiscal years ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Richard D. Smith	2008	$282,500	$74,040	$251,862	(2)	$44,344	(3)	$652,746
Chief Executive Officer	2007	$266,666	$58,730	$201,565		$42,501		$569,462
and Chief Financial Officer
Richard S. Warzala	2008	$272,500	$74,040	$243,747	(4)	$41,487	(5)	$631,774
President and Chief Operating	2007	$256,666	$58,730	$194,007		$43,505		$552,908
Officer
Kenneth R. Wyman	2008	$139,583	$4,720	$56,635	(6)	$13,018	(7)	$213,956
Vice President of Marketing	2007	$137,083	$2,865	$51,809		$11,883		$203,640

(1)
Represents the proportionate amount of the total grant date fair value of stock awards recognized by the Company as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2008 were based on the average closing bid and ask price of the Company's common stock as reported on the Nasdaq Global Market on the date of grant amortized over the vesting period. The awards for which expense is shown in this table include grants made in 2008, as well as awards granted in prior years for which the Company continued to recognize expense in 2008.

(2)
Non-Equity Incentive Plan Compensation for Mr. Smith for 2008 includes (a) $229,245 pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors and (b) contribution under the Deferred Compensation Plan of $22,617 upon achievement of Company performance goals established by the Board of Directors.

(3)
All Other Compensation for Mr. Smith for 2008 includes (a) fair value of personal use of Company provided automobile of $13,127, as determined with reference to IRS regulations, (b) the Company's contribution of $10,372 to tax-qualified defined contribution plans, and (c) the Company paid life insurance premiums of $20,845.

(4)
Non-Equity Incentive Plan Compensation for Mr. Warzala for 2008 includes (a) $221,130 pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors and (b) contribution under the Deferred Compensation Plan of $22,617 upon achievement of Company performance goals established by the Board of Directors.

(5)
All Other Compensation for Mr. Warzala for 2008 includes (a) fair value of personal use of Company provided automobile of $4,783, as determined with reference to IRS regulations, (b) the Company's contribution of $10,229 to tax-qualified defined contribution plans, (c) the Company paid life insurance premiums of $22,075, and (d) financial planning services of $4,400.

(6)
Non-Equity Incentive Plan Compensation for Mr. Wyman for 2008 represents amount paid pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors.

(7)
All Other Compensation for Mr. Wyman for 2008 includes (a) auto allowance paid of $6,000, (b) fair value of personal use portion of reimbursed automobile operating expenses of $665, as determined with reference to IRS regulations, and (c) the Company's contribution of $6,353 to tax-qualified defined contribution plans.

Employment Agreements With Certain Named Executive Officers

        The Company has employment agreements with Richard D. Smith, Chief Executive Officer and Chief Financial Officer, and Richard S. Warzala, President and Chief Operating Officer. The Agreements have an initial term of five years, through 2008, and continue subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms. The Agreements contain the provisions outlined below.

        Base Salary.    The Agreements provide an annual base salary of not less than $235,000 for Mr. Smith and $225,000 for Mr. Warzala, and may be reviewed annually for increase on a merit basis. Mr. Smith's salary was increased to $285,000 and Mr. Warzala's salary was increased to $275,000 effective March 1, 2008.

        Annual Incentive Bonus.    Annual incentive bonuses are paid based on achieving performance criteria recommended annually by the Compensation Committee and approved by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. The amount of incentive that an executive officer may receive is based upon the following two components: an individual target bonus (which is a percentage of the individual's salary), and the Company's performance based on Economic Value Added (EVA). EVA is defined as net operating profit after taxes less a cost of capital charge. For 2008, the individual target bonus was set at 60% for both Messrs. Smith and Warzala. The Company's EVA performance goals are set annually. If the target EVA is achieved, then the target bonus is paid. If the actual EVA achieved falls between the threshold and the target EVA, the bonus awarded is equal to the target bonus multiplied times the prorata percent of the EVA target achieved (0% to 100% of the target bonus amount). If the actual EVA achieved is greater than the target EVA, then the bonus awarded will be greater than 100% of the target bonus amount with the bonus being a certain prorata percent of the incremental EVA achieved above the target EVA. There is no cap on the amount of EVA that can be earned.

        For 2008, the Company exceeded performance targets specified at the beginning of 2008 for EVA. Applying the pre-established bonus formula to the financial performance resulted in bonuses for executive officers of 135% of target bonus levels, as included in the Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation."

        Long-Term Incentive Compensation.    The Company utilizes stock based awards for long-term incentives. The Board approved grants of 20,000 shares for both Messrs. Smith and Warzala effective March 9, 2009, with 6,667 shares vesting March 31, 2010, 2011, respectively and 6,666 shares vesting March 31, 2012.

        Other Provisions.    Messrs. Smith and Warzala participate in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides each executive officer with an automobile, personal financial planning and with life insurance for which the executive may designate the beneficiaries.

        In the event of termination prior to a change in control, the Agreements provide for continuation of salary, insurance benefits and other bonus prorations or settlements as outlined below.

        Retirement.    Payments upon retirement would be made pursuant to a retirement arrangement established with the Named Officer's consent, which may provide for the settlement of the Annual Incentive Bonus for the current year.

        Termination for Cause.    Termination for cause payments include salary continuation through the date of termination and benefit continuation until the end of the termination month.

        Death.    Upon death, salary continues to the end of the month containing the date of death and for three months following. Any proration of the Annual Incentive Bonus is at the Board of Directors' discretion.

        Disability.    In the case of disability, salary is continued until the end of the term of the employment agreement, as adjusted for any compensation payable under any Company paid disability plan, or until long term disability insurance becomes effective. Benefits are continued as generally provided by the Company to its employees in accordance with the Company's disability plan. Any proration of the Annual Incentive Bonus is at the Board of Directors' discretion.

        Involuntary Termination for other than Cause, Retirement, Death or Disability.    Involuntary termination payments include salary continuation through the end of the termination month and for twelve months following termination. For one year following the termination, medical, dental, long-term disability and life insurance benefits equal to the coverage provided to the employee at the time of termination are provided. An amount equal to 90% of the base salary at time of termination is to be paid in lieu of the annual bonus.

Change in Control Agreements

        The Company has entered into separate agreements with Messrs. Smith, Warzala and Wyman, for termination resulting within 90 days prior to or 24 months following a change in control of the Company. The agreements are extended automatically on January 1 of each year to a total term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding such January (meaning that notice must be given at least 15 months prior to termination). Under the terms of the agreements, upon termination by the Company (other than for cause as defined in the agreement) or by the executive for good reason (as defined in the agreement), they are entitled to receive a severance payment equal to 2.5 times (one times for Mr. Wyman) the sum of current annual base salary plus the highest amount paid or payable under the Annual Incentive Bonus Plan for any of the three preceding fiscal years, an allocation for incentive compensation for the current year up to the date of termination and a monthly payment for a two year period equal to 25% of the base salary for the individual to acquire insurance benefits. Any payments due under the Long-Term Incentive Payment Plan shall be paid in accordance with the plan provisions. The Company has similar agreements (providing one times severance payments) with certain other key executives. The change in control agreements are applicable to a change in control of the Company or of the subsidiary or division for which the executive is employed and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. The Board of Directors has considered termination of these agreements and determined that the reasons for executing the agreements are valid and concluded that notices of non-renewal would not be in the best interests of the shareholders.

Outstanding Equity Awards at 2008 Fiscal Year End

        The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2008.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Richard D. Smith	69,300	$4.8300	10/26/2010	29,000	(3)	$58,000
	58,750	$3.2000	8/16/2011
	60,000	$4.2700	4/21/2011
Richard S. Warzala	40,000	$1.7700	2/13/2010	29,000	(3)	$58,000
	60,000	$4.2700	4/21/2011
Kenneth R. Wyman	30,000	$1.7700	2/13/2010	1,999	(4)	$3,998
	10,000	$4.7500	2/19/2011
	10,000	$5.4600	10/28/2011

(1)
As of December 31, 2008, all options are exercisable.

(2)
Value is based on the closing price of the Company's common stock of $2.00 on December 31, 2008, as reported on the Nasdaq Global Market.

(3)
Assuming continued employment with the Company, 14,000 shares vest on March 31 of 2009, 10,000 shares vest on March 31, 2010, and 5,000 shares vest on March 31, 2011.

(4)
Assuming continued employment with the Company, 1,000 shares vest on March 31, 2009; 666 shares vest on March 31, 2010, and 333 shares vest on March 31, 2011.

Option Exercises and Stock Vested in 2008

        The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting by the Named Executive Officers during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard D. Smith	31,250	$52,813	14,000	$71,870
Richard S. Warzala	200,000	$430,000	14,000	$71,870
Kenneth R. Wyman	—	—	667	$3,288

(1)
Value realized equals the difference between the option exercise price and the fair market value of the Company's common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
Value realized equals the market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

 Director Compensation for 2008

        The Board of Directors holds four regular full day meetings each year. Through February 2008, non-employee directors received an annual retainer of $17,000, paid quarterly, plus $800 per full day meeting of the board attended and $600 per telephone meeting attended. The Audit Committee chairman receives an annual retainer of $5,000, the Compensation Committee and Governance and Nominating Committee chairmen each receive an annual retainer of $3,000 and each committee member receives a $1,500 annual retainer, each of which are paid quarterly.

        After February 2008, non-employee directors received an annual retainer of $18,000, paid quarterly, plus $800 per full day meeting of the board attended and $600 per telephone meeting attended. The Audit Committee chairman receives an annual retainer of $6,000, the Compensation Committee and Governance and Nominating Committee chairmen each receive an annual retainer of $3,500 and each committee member receives a $1,600 annual retainer, each of which are paid quarterly.

        The following table shows the compensation paid by the Company to non-employee Directors for 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Delwin D. Hock	$29,450	$6,395	$35,845
Graydon D. Hubbard	$31,425	$8,041	$39,466
George J. Pilmanis	$27,875	$6,395	$34,270
Michel M. Robert	$21,350	$6,395	$27,745
S. R. (Rollie) Heath, Jr.	$22,925	$5,300	$28,225

    (1)
    Represents the proportionate amount of the total grant date fair value of stock awards recognized by the Company as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2008 were based on the average closing bid and ask price of the Company's common stock as reported on the Nasdaq Global Market on the date of grant. The awards for which expense is shown in this table include the awards made during 2008 as well as awards granted in prior years for which the Company continued to recognize expense in 2008.

        The aggregate number of stock options, all of which are exercisable, and unvested stock awards outstanding for each non-employee director as of December 31, 2008 are shown below:

	Number of Shares
Name	Unvested Stock Awards	Stock Options
Delwin D. Hock	2,833	35,000
Graydon D. Hubbard	4,166	25,000
George J. Pilmanis	2,833	35,000
Michel M. Robert	2,833	40,000
S. R. (Rollie) Heath, Jr.	3,500	0

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

        To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of the Record Date, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
Richard D. Smith	1,019,054	(2)	12.7%
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Eugene E. Prince	749,366	(3)	9.9%
7560 Panorama Drive
Boulder, Colorado 80303
Richard S. Warzala	649,551	(4)	8.1%
23 Inverness Way East, Suite 150
Englewood, Colorado 80112
Peter H. Kamin	567,700	(5)	7.5%
c/o The Nelson Law Firm, LLC
75 South Broadway, 4th Floor
White Plains, New York 10601

    (1)
    The percentages are based upon 7,578,694 shares of Common Stock outstanding as of the Record Date, except for certain beneficial owners who hold stock options. The percentage for each beneficial owner holding presently exercisable stock options is based upon the sum of 7,578,694 shares plus the number of shares subject to presently exercisable stock options held only by such beneficial owner, as indicated in the following notes.

    (2)
    Includes 188,050 shares of Common Stock which Mr. Smith has the right to acquire upon the exercise of outstanding options, 49,000 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested and 377,719 shares of Common Stock held by the Company's Employee Stock Ownership Plan ("ESOP") as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 9,586 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 360,488 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 900 shares held by Mr. Smith's wife's IRA.

    (3)
    Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.

    (4)
    Includes 100,000 shares of Common Stock which Mr. Warzala has the right to acquire upon the exercise of outstanding options and 49,000 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 5,247 shares of Common Stock credited to the ESOP account of Mr. Warzala and 13,154 shares of Common Stock held by Mr. Warzala's children.

    (5)
    Based on Schedule 13G filed by Mr. Kamin with the Securities and Exchange Commission on or about February 2, 2005. Includes 131,400 shares of Common Stock held by Peter H. Kamin Childrens Trust, 157,732 shares held by Peter H. Kamin Profit

      Sharing Plan, 7,800 shares held by Peter H. Kamin Family Foundation and 59,300 shares held by 3K Limited Partnership, all as to which Mr. Kamin has sole voting and investment power.

Security Ownership of Management and Directors

        The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of the Record Date:

Directors, Nominees and Executive Officers	Amount of Common Stock Beneficially Owned		Percentage of Common Stock(1)
Delwin D. Hock	66,263	(2)	*
Graydon D. Hubbard	70,750	(3)	*
George J. Pilmanis	49,250	(4)	*
Michel M. Robert	257,250	(5)	3.2%
S. R. (Rollie) Heath, Jr.	8,500	(6)	*
Richard D. Smith	1,019,054	(7)	12.7%
Richard S. Warzala	649,551	(8)	8.1%
Kenneth R. Wyman	58,155	(9)	*
All directors, nominees and executive officers as a group	2,178,773	(10)	27.1%

    *
    Less than 1.0%.

    (1)
    The percentages are based upon 7,578,694 shares of Common Stock outstanding as of the Record Date, except for certain beneficial owners who hold stock options. The percentage for each beneficial owner holding presently exercisable stock options is based upon the sum of 7,578,694 shares plus the number of shares subject to presently exercisable stock options held only by such beneficial owner, as indicated in the following notes.

    (2)
    Includes 35,000 shares of Common Stock which Mr. Hock has the right to acquire upon the exercise of outstanding options and 5,833 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

    (3)
    Includes 25,000 shares of Common Stock which Mr. Hubbard has the right to acquire upon the exercise of outstanding options and 7,166 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

    (4)
    Includes 35,000 shares of Common Stock which Mr. Pilmanis has the right to acquire upon the exercise of outstanding options and 4,833 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

    (5)
    Includes 40,000 shares of Common Stock which Mr. Robert has the right to acquire upon the exercise of outstanding options and 4,833 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 160,000 shares held by Mr. Robert's IRA. Includes 50,000 shares held by Mr. Robert's Childrens' trusts, of which Mr. Robert's wife is a co-trustee.

    (6)
    Includes 5,500 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested.

    (7)
    See note (2) under "Security Ownership of Certain Beneficial Owners."

    (8)
    See note (4) under "Security Ownership of Certain Beneficial Owners."

    (9)
    Includes 50,000 shares of Common Stock which Mr. Wyman has the right to acquire upon the exercise of outstanding options and 1,999 shares of Common Stock granted as incentive restricted shares under the Company's stock incentive plans that have not yet vested. Includes 3,630 shares of Common Stock credited to the ESOP account of Mr. Wyman.

    (10)
    Includes (i) 473,050 shares of Common Stock which directors and executive officers have the right to acquire upon the exercise of outstanding options; (ii) 128,164 shares of Common Stock granted to directors and executive officers as incentive restricted shares under the Company's stock incentive plans that have not yet vested; and (iii) 377,719 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 9,586 shares of Common Stock held by the ESOP for the account of Mr. Smith, 5,247 shares of Common Stock held by the ESOP for the account of Mr. Warzala and 3,630 shares of Common Stock held by the ESOP for the account of Mr. Wyman.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2008, except that one individual filed one Form 4 to report the exercise of options one day late and one individual filed a Form 4 to report the purchase of Common Stock one day late.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ehrhardt Keefe Steiner & Hottman PC (EKS&H) to act as auditors for the fiscal year ending December 31, 2009. EKS&H has served as the independent registered public accounting firm for the Company since 2006. A representative of EKS&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

        At the Annual Meeting, the shareholders will be asked to ratify the selection of EKS&H as the Company's independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company's independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company's independent auditors.

        The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of EKS&H. The directors of the Company unanimously recommend a vote "FOR" the ratification of EKS&H as the Company's independent registered public accounting firm for 2009. Unless otherwise instructed, proxies will be voted "FOR" ratification of the appointment of EKS&H.

        The following table shows the fees paid by the Company for the audit and other services provided by EKS&H for 2008 and 2007.

	2008	2007
Audit Fees(1)	$210,335	$230,500
Audit-Related Fees(2)	46,896	40,000
Tax Fees(3)	88,503	35,650

Total	$345,734	$306,150

    (1)
    Audit fees include amounts related to professional services provided in connection with the audits of the Company's annual financial statements, reviews of the Company's quarterly financial statements and audit services provided in connection with other regulatory filings,

    (2)
    Audit-related fees consist of benefit plan audits.

    (3)
    Tax fees principally include fees for tax compliance and tax consulting.

        The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company's independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee's approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman, but the decision is subsequently reported to the full Audit Committee.

        The Audit Committee has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants' independence and has determined that those services have not adversely affected EKS&H's independence.

OTHER MATTERS

        Our management does not know of any other matters to come before the 2009 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS
FOR THE 2010 ANNUAL MEETING

Proposals for the Company's Proxy Material

        Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company's 2010 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, Attention: Secretary, no later than November 24, 2009, in order to be considered for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2010 Annual Meeting of Shareholders.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company's Proxy Material

        For any shareholder proposal to be presented in connection with the 2010 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a shareholder's notice must be delivered to the

Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

        Based upon a meeting date of May 12, 2009 for the 2009 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2010 Annual Meeting of Shareholders should give written notice to the Company's Secretary not later than March 13, 2010 and not earlier than February 11, 2010.

        The specific requirements of these advance notice and eligibility provisions are set forth in Article II of the Company's Bylaws, a copy of which is available upon request.

        Such requests and any shareholder proposals should be sent to the Secretary of the Company at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112.

BY ORDER OF THE BOARD OF DIRECTORS

SUSAN M. CHIARMONTE Secretary

March 24, 2009

ALLIED MOTION TECHNOLOGIES INC.
23 Inverness Way East, Ste. 150
Englewood, CO 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Delwin D. Hock and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Allied Motion Technologies Inc. (the "Company") to be held on May 12, 2009, and at all adjournments thereof, with respect to the following:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF
ALLIED MOTION TECHNOLOGIES INC.
MAY 12, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
https://materials.proxyvote.com/019330

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED AND
"FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S
INDEPENDENT REGISTRED ACCOUNTING FIRM FOR 2009

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEAE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Item 1.    To elect seven directors to hold office until the next Annual Meeting of shareholders.

  NOMINEES:

  D. D. Hock, G.D. Hubbard, G. J. Pilmanis, M.M. Robert,
  S.R. Heath, Jr. R.D. Smith, R.S. Warzala

  ☐
  FOR ALL NOMINEES

  ☐
  WITHHOLD AUTHORITY
  FOR ALL NOMINEES

  ☐
  FOR ALL EXCEPT
  (See instructions below)

  INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

Item 2.    RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2009

  ☐ FOR                                         ☐ AGAINST                                         ☐ ABSTAIN

        This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and FOR the approval of the ratification of the appointment of the Company's independent public accounting firm for 2009 in Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE
AS PROMPTLY AS POSSIBLE.

Signature of Shareholder:                                 Date:              Signature of Shareholder:                                 Date:

        Note:    Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.